CONSENT OF MLT AIKINS LLP

We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the prospectus included in this Registration Statement on Form F-3. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

May 31, 2023

/s/ MLT Aikins LLP

MLT Aikins LLP

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